Exhibit 99.1

Viggle and Sportech Team Up to Buy DraftDay from MGT Capital

HARRISON, NY (September 9, 2015) MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that it has completed the sale of its daily fantasy sports assets to a new entity formed by Viggle Inc. (NASDAQ: VGGL) and Sportech Digital, a subsidiary of Sportech PLC (LON: SPO). The new company, called DraftDay Gaming Group, Inc. will continue to offer the same high quality daily fantasy sports experience directly to consumers and to businesses desiring turnkey solutions to new revenue streams.

By combining and capitalizing on the well-established operational business assets of DraftDay, Sportech and Viggle, the new company is well-positioned to become a significant player in the explosive fantasy sports market. DraftDay has paid out over $30 million in prizes with player retention and brand loyalty second to none in the industry. Viggle assets MyGuy and Viggle Football have already met with great success by offering exciting real-time interactive participation to its nearly 10 million registered users in tandem with professional and college football and basketball games. Sportech is one of the world’s leading betting organizations, operating in 30 countries and employing over 1,000 people. DraftDay will be the differentiated platform in the industry, having a leadership team highly experienced in B2B aggregated network operations and regulated gaming markets.

Viggle owns 44% of DraftDay Gaming Group, Sportech owns 35%, MGT owns 10%, with employees and other shareholders owning the balance. Robert F.X. Sillerman will be the Chairman of the Board, with Rich Roberts, current President of Sportech Digital, serving as DraftDay CEO. Nic Sulsky, formerly of Sportech Digital, will be President, and John C. Small, CFO of Viggle, will act as CFO of DraftDay. Larry Kom, formerly CIO of MGT, will join DraftDay as CTO, accompanied by the full product development team.

The transaction provides MGT with approximately $5.0 million in total consideration, consisting of Promissory Notes of Viggle Inc., restricted shares of VGGL common stock, and a retained equity interest in the new venture. Additionally, MGT receives warrants exercisable into the new entity. Today’s transaction also materially reduces the Company’s ongoing burn rate.

For more detailed information, please refer to Forms 8-K filed today with the Securities and Exchange Commission by VGGL and MGT. Additional information can also be obtained from Viggle’s press release filed this morning.

About MGT Capital Investments, Inc.

MGT Capital and its subsidiaries own and operate social and real money gaming sites online and in the mobile space, including MGTplay.com and SlotChamp™.  In addition, the Company owns intellectual property relating to slot machines and has asserted its claims via patent infringement lawsuits. MGT also has ownership stakes in DraftDay.com, a top daily fantasy sports wagering platform and Viggle Inc., operator of an online entertainment marketing and rewards platform with 10 million registered users.

About Sportech PLC

Sportech PLC is a sports gaming and entertainment Group and one of the world's leading pool and tote betting organizations.  We focus on highly regulated markets worldwide, with our largest activities in the US.  Globally we process over $13 billion in bets annually, with a presence in 30 countries, including customers in most US states that permit such betting. The Group operates through 3 divisions: Sportech Racing and Digital, Sportech Venues, and The Football Pools, providing betting technology and operating systems and retail venues for betting on football (soccer), horseracing and greyhound racing. Headquartered in London, England, the company also has operational offices in Connecticut, Atlanta, Toronto, California, New Jersey, Liverpool, Bristol, Netherlands, Germany, and Ireland.  For more information about Sportech PLC, please visit www.sportechplc.com.

About Sportech, Inc.

Sportech, Inc., part of the Sportech PLC group, is a global provider of wagering technology and services to licensed gaming operators and consumers. The Sportech Racing and Digital division is a leading global provider of wagering technology solutions to licensed racing and betting operators, and the largest provider of white label digital (Internet and mobile) technologies and services to licensed gaming operators in the U.S. Sportech's Bump 50:50 provides technologies and services for 50/50 raffle programs to the charitable foundations affiliated with professional sports teams. For more information on Sportech Racing and Digital, visit www.sportech.net.

The Sportech Venues, Inc. division holds the exclusive license to conduct off-track pari-mutuel wagering on racing and jai alai in the State of Connecticut. The company operates 15 wagering venues, in addition to an account wagering service that offers Internet and telephone betting on racing. In parallel with business operations in Connecticut, Sportech Venues California LLC was established to develop and operate off track wagering sports bar facilities in California. For more information on Sportech Venues, Inc., please visit www.MyWinners.com.

About Viggle, Inc.

Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. The Viggle Platform had an average monthly total reach of 23.6 million for the three months ended June 30, 2015, including nearly 10 million Viggle registered users. Since its launch, Viggle members have redeemed over $26 million in rewards for watching their favorite TV programs and listening to music. Members can use Viggle’s store, accessible through the Viggle app or on Viggle.com, to redeem their Viggle Points for TV show, movie and music downloads. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online; NextGuide, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies; and Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.viggle.com or follow us on Twitter @Viggle.

Forward-looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company Contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

rtraversa@mgtci.com

914-630-7431

Viggle Inc.
Investor Relations:
John C. Small, 646-738-3220
CFO
john@viggle.com
or
IRTH Communications
Robert Haag, 1-866-976-4784

VGGL@irthcommunications.com

or
Media:
Dian Griesel International
Laura Radocaj, 212-825-3210
lradocaj@dgicomm.com